EXHIBIT 99.2
TERRESTAR CORPORATION
Index to Consolidated Financial Statements

Page
Reference
Consolidated Financial Statements
Condensed Consolidated Statements of Operations for the three and six months ended June 30, 2008 and 2007 (unaudited)	F-2
Condensed Consolidated Balance Sheets as of June 30, 2008 and December 31, 2007 (unaudited)	F-3
Condensed Consolidated Statements of Cash Flows for the six months ended June 30, 2008 and 2007 (unaudited)	F-5
Notes to Condensed Consolidated Financial Statements (unaudited)	F-6

Caution Regarding Forward-Looking Information; Risk Factors
This quarterly report on Form 10-Q contains forward-looking statements within the meaning of United States securities laws, including the United States Private Securities Litigation Reform Act of 1995. From time to time, our public filings, press releases and other communications will contain forward-looking statements. Forward-looking information is often, but not always identified by the use of words such as “anticipate”, “believe”, “expect”, “plan”, “intend”, “forecast”, “target”, “project”, “may”, “will”, “should”, “could”, “estimate”, “predict” or similar words suggesting future outcomes or language suggesting an outlook. Forward-looking statements in this quarterly report on Form 10-Q include, but are not limited to, statements with respect to expectations of our prospects, future revenues, earnings, activities and technical results.
Forward-looking statements and information are based on current beliefs as well as assumptions made by, and information currently available to us concerning anticipated financial performance, business prospects, strategies and regulatory developments. Although management considers these assumptions to be reasonable based on information currently available to it, they may prove to be incorrect. The forward-looking statements in this quarterly report on Form 10-Q are made as of the date it was issued and we do not undertake any obligation to update publicly or to revise any of the included forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.
By their very nature, forward-looking statements involve inherent risks and uncertainties, both general and specific, and risks that outcomes implied by forward-looking statements will not be achieved. We caution readers not to place undue reliance on these statements as a number of important factors could cause the actual results to differ materially from the beliefs, plans, objectives, expectations and anticipations, estimates and intentions expressed in such forward-looking statements. These risks and uncertainties may cause our actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by any forward-looking statements. When relying on our forward-looking statements to make decisions, investors and others should carefully consider the foregoing factors and other uncertainties and potential events.
Our public filings are available at www.terrestarcorp.com and on EDGAR at www.sec.gov .
Basis of Presentation
In this report:
•	the terms “we”, “our”, “us”, “TerreStar”, and the “Company” refer to TerreStar Corporation and its subsidiaries, except where the context otherwise requires or as otherwise indicated.

•	“TerreStar Networks” refers to TerreStar Networks Inc., an indirect, majority-owned subsidiary of TerreStar Corporation.

•	“BCE” refers to BCE Inc., a Canadian corporation.

•	“TerreStar Canada Holdings” refers to TerreStar Networks Holdings (Canada) Inc., a Canadian corporation and parent company of TerreStar Canada.

•	“TerreStar Canada” refers to TerreStar Networks (Canada) Inc., a Canadian corporation.

•	“SkyTerra” refers to SkyTerra Communications, Inc.

•	“MSV” refers to Mobile Satellite Ventures LP.

•	“TerreStar Global” refers to TerreStar Global Ltd., an indirect, majority-owned subsidiary of TerreStar Corporation.

•	“Port” refers to Port Merger Corp.

•	“CCTV” refers to CCTV Wireless I, LLC.

TERRESTAR CORPORATION
Condensed Consolidated Statements of Operations
For the Three and Six Months Ended June 30, 2008 and 2007
(in thousands, except per share amounts)
Unaudited

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Operating expenses:
General and administrative (including expenses related to MSV, a related party, of $162, $130, $321and $289 and Hughes, a related party, of $233, $217, $466 and $617 for the three months and six months ended June 30, 2008 and 2007, respectively)	29,955	36,573	61,553	54,879
Research and development	21,706	8,583	51,848	19,741
Depreciation and amortization	5,619	4,643	11,073	7,941
Loss on impairment of intangibles	—	499	—	6,699

Total operating expenses	57,280	50,298	124,474	89,260

Operating loss from operations	(57,280)	(50,298)	(124,474)	(89,260)

Other income (expense):
Interest expense	(13,013)	(12,408)	(23,372)	(31,563)
Interest income	1,146	2,225	2,278	7,615
Other income (expense)	263	(3)	354	(33)
Equity in losses of MSV	—	(1,594)	—	(4,610)
Realized loss on investment in SkyTerra	—	—	(27,374)	—
Minority interests in losses of TerreStar Networks	2,169	4,744	10,545	12,273
Minority interests in losses of TerreStar Global	—	346	—	714
Decrease in dividend liability	—	—	—	40,473

Other than temporary impairment-SkyTerra	—	—	—	(58,937)

Loss before income taxes	(66,715)	(56,988)	(162,043)	(123,328)

Income tax benefit (expense)	—	820	754	(430)

Net loss from operations	(66,715)	(56,168)	(161,289)	(123,758)

Less:
Dividends on Series A and Series B cumulative convertible preferred stock	(5,792)	(5,933)	(11,584)	(11,789)
Accretion of issuance costs associated with Series A and Series B	(1,133)	(1,054)	(2,266)	(2,084)

Net loss available to common stockholders	$(73,640)	$(63,155)	$(175,139)	$(137,631)

Basic & diluted loss per share	$(0.75)	$(0.75)	$(1.88)	$(1.74)

Basic & diluted weighted-average common shares outstanding	97,676	84,581	93,187	79,323

See accompanying Notes to Condensed Consolidated Financial Statements (Unaudited)

TERRESTAR CORPORATION
Condensed Consolidated Balance Sheets
As of June 30, 2008 and December 31, 2007
(in thousands)

	June 30,	December 31,
	2008	2007
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$221,295	$89,134
Cash committed for satellite construction costs	2,849	2,814
Deferred issuance costs associated with Series A and Series B Cumulative convertible preferred stock	4,543	4,447
Deferred issuance costs associated with TerreStar Notes	2,032	2,032
Deferred issuance costs associated with TerreStar Exchangeable Notes	483	—
Other current assets	4,408	9,131

Total current assets	235,610	107,558

Restricted investments	2,683	2,648
Property and equipment, net (including amounts to Hughes, a related party, of $52,550 and $51,537 at June 30, 2008 and December 31, 2007, respectively)	649,389	571,151
Intangible assets, net	479,742	212,256
Investment in SkyTerra	—	103,733
Investment in SkyTerra — Restricted	221,575	221,575
Deferred issuance costs associated with Series A and Series B Cumulative convertible preferred stock	3,596	5,958
Deferred issuance costs associated with TerreStar Notes	9,399	10,415
Deferred issuance costs associated with TerreStar Exchangeable Notes	2,223	1,112
Other non-current assets	6,000	6,817

Total assets	$1,610,217	$1,243,223

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses (including amounts due to MSV, a related party, of $104 and $131 and Hughes, a related party, of $233 and $3,660 at June 30, 2008 and December 31, 2007, respectively)	$22,742	$42,720
Accounts payable to Loral for satellite construction contract	—	503
Accrued termination costs	6,316	—
Obligations under capital leases	65	59
Deferred rent and other current liabilities	1,315	944
Series A and Series B Cumulative Convertible Preferred Stock dividends payable	7,636	8,368
Current liabilities of discontinued operations	12	17

Total current liabilities	38,086	52,611

Obligations under capital leases	63	97
Deferred rent and other long-term liabilities	4,014	1,758
SkyTerra investment dividends payable	183,444	183,444
TerreStar Notes and accrued interest, thereon (net discount of $3,350)	660,189	567,955
TerreStar Exchangeable Notes and accrued interest, thereon	153,983	—
TerreStar-2 purchase money credit facility and accrued interest, thereon	34,227	—

Total liabilities	1,074,006	805,865

Commitments and Contingencies
Minority interest in TerreStar Networks	—	12,141
Series A cumulative convertible preferred stock ($0.01 par value, 450,000 shares authorized and 90,000 shares issued and outstanding at June 30, 2008 and December 31, 2007)	90,000	90,000
Series B cumulative convertible preferred stock ($0.01 par value, 500,000 shares authorized and 318,500 shares issued and outstanding at June 30, 2008 and December 31, 2007)	318,500	318,500
See accompanying Notes to Condensed Consolidated Financial Statements (Unaudited)

TERRESTAR CORPORATION
Condensed Consolidated Balance Sheets
As of June 30, 2008 and December 31, 2007
(in thousands)

	June 30,	December 31,
	2008	2007
	(Unaudited)	(Audited)

Stockholders’ equity:
Series C preferred stock ($0.01 par value, 1 share authorized and 1 share issued and outstanding at June 30, 2008 and 0 shares authorized at December 31, 2007)	—	—
Series D preferred stock ($0.01 par value, 1 share authorized and 1 share issued and outstanding at June 30, 2008 and 0 shares authorized at December 31, 2007)	—	—
Series E junior convertible preferred stock ($0.01 par value, 1,900,000 shares authorized and 1,200,000 shares issued and outstanding at June 30, 2008 and 0 shares authorized at December 31, 2007)	12	—
Common stock; voting (par value $0.01; 240,000,000 shares authorized, 125,769,590 and 91,378,041 shares issued, 121,818,388 and 87,426,839 shares outstanding at June 30, 2008 and December 31, 2007, respectively)	1,258	914
Additional paid-in capital	1,091,971	806,195
Common stock purchase warrants	64,097	64,097
Less: 3,951,202 common shares held in treasury stock at June 30, 2008 and December 31, 2007	(73,877)	(73,877)
Accumulated other comprehensive income	11	10
Accumulated deficit	(955,761)	(780,622)

Total stockholders’ equity	127,711	16,717

Total liabilities and stockholders’ equity	$1,610,217	$1,243,223

See accompanying Notes to Condensed Consolidated Financial Statements (Unaudited)

TERRESTAR CORPORATION
Condensed Consolidated Statements of Cash Flows
For the Six Months Ended June 30, 2008 and 2007
(in thousands)
Unaudited

	Six Months Ended June 30,
	2008	2007
Cash flows from continuing operating activities:
Net loss	$(161,289)	$(123,758)
Adjustments to reconcile net loss to net cash used in continuing operating activities:
Depreciation and amortization	11,073	7,941
Write off of financing fees	—	5,708
Equity in losses of MSV	—	4,610
Realized loss on investment in SkyTerra	27,374	—
Minority interests in losses of TerreStar Global	—	(714)
Minority interests in losses of TerreStar Networks	(10,545)	(12,273)
Amortization of deferred financing costs	1,207	761
Stock-based compensation	1,236	19,804
Loss on impairment of intangibles	—	6,699
Restricted stock forfeited	—	(41)
Interest income
Other than temporary impairment-SkyTerra	—	58,937
Decrease in dividend liability	—	(40,473)
Changes in assets and liabilities:
Other current assets	4,723	(1,338)
Accounts payable and accrued expenses (including payments to MSV, a related party, of $348 and $243 and Hughes, a related party, of $450 and $217 for the six months ended June 30, 2008 and 2007, respectively)	(13,569)	2,423
Accrued termination costs	6,316	—
Spectrum acquisition costs	(2,827)	—
Other noncurrent assets	817	(757)
Accrued interest	21,988	18,060
Deferred rent and other liabilities	2,627	(320)

Net cash used in continuing operating activities	$(110,869)	$(54,731)

Cash flows from continuing investing activities:
Proceeds from the sale of SkyTerra shares	$76,359	$—
(Purchase) Proceeds of restricted cash and investments	(39)	45,626
Proceeds from assets held for sale	—	50
Accounts payable to Loral for satellite construction contract	(503)	(7,073)
Additions to property and equipment (including payments to Hughes, a related party, of $4,456 and $14,309 for the six months ended June 30, 2008 and 2007, respectively)	(58,320)	(173,034)

Net cash provided by (used in) continuing investing activities	$17,497	$(134,431)

Cash flows from continuing financing activities:
Proceeds from issuance of TerreStar Notes	$46,500	$500,000
Proceeds from issuance of TerreStar Exchangeable Notes	149,232	—
Proceeds from TerreStar-2 purchase money credit facility	33,175	—
Proceeds from issuance of equity securities	—	6,686
Repayment of the Senior Secured Notes	—	(200,000)
Payments for capital lease obligations	(28)	—
Dividends paid on Series A and B Cumulative Convertible Preferred Stock	(2,363)	(10,723)
Debt issuance costs and other charges	(947)	(13,354)

Net cash provided by continuing financing activities	$225,569	$282,609

Net cash provided by continuing operations	$132,197	$93,447

Net cash used in discontinued operating activities	$(5)	$(11)
Net cash provided by (used in) discontinued investing activities	$(31)	$2,661

Net cash provided by (used in) discontinued operations	(36)	2,650

Net increase in cash and cash equivalents	132,161	96,097
Cash and cash equivalents, beginning of period	89,134	171,665

Cash and cash equivalents, end of period	$221,295	$267,762

See accompanying Notes to Condensed Consolidated Financial Statements (Unaudited)

TERRESTAR CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
Note 1. Organization and Description of Business

General
TerreStar Corporation (formerly Motient Corporation) was incorporated in 1988 under the laws of the State of Delaware. TerreStar Corporation is in the integrated satellite wireless communications business through its ownership of TerreStar Networks, its principal operating entity, and TerreStar Global.
TerreStar Networks, in cooperation with its Canadian partner, 4371585 Communications and Company, Limited Partnership (“4371585 Communications”), formerly TMI Communications and Company, Limited Partnership, plans to launch an innovative wireless communications system to provide mobile coverage throughout the U.S. and Canada using small, lightweight and inexpensive handsets similar to today’s mobile devices. This system build out will be based on an integrated satellite and ground-based technology which will provide service in most hard-to-reach areas and will provide a nationwide interoperable, survivable and critical communications infrastructure.
By offering mobile satellite service (“MSS”) using frequencies in the 2GHz band, which are part of what is often known as the “S-band”, in conjunction with ancillary terrestrial components (“ATC”), we can effectively deploy an integrated satellite and terrestrial wireless communications network. Our network would allow a user to utilize a mobile device that would communicate with a traditional land-based wireless network when in range of that network, but communicate with a satellite when not in range of such a land-based network. We intend to provide multiple communications applications, including voice, data and video services. Through TerreStar Networks, we are in the process of building our first satellite pursuant to a construction contract with Space Systems/Loral, Inc. (“Loral”). We currently expect to launch our TerresStar-1 satellite in June 2009. Once launched, our TerreStar-1 satellite, with an antenna approximately sixty feet across, will be able to communicate with wireless devices currently being developed.
Our ability to offer these services depends on TerreStar Networks’ right to receive certain regulatory authorizations allowing it to provide MSS/ATC in the S-band. These authorizations are subject to various regulatory milestones relating to the construction, launch and operational date of the satellite system required to provide this service. We may be required to obtain additional approvals from national and local authorities in connection with the services that we wish to provide in the future. For example, in order to provide ATC in the United States and Canada we must file additional applications separately from our satellite authorizations. In addition, the manufacturers of our ATC user terminals and base stations will need to obtain FCC equipment certifications and similar certifications in Canada.
Previously, we operated a two-way terrestrial wireless data communications service. On September 14, 2006, we sold most of the assets and liabilities relating to that business. Our historical financial statements present this terrestrial wireless business as a discontinued operation. Pursuant to such presentation, our current period continuing operations are reflected as a single operating unit.
As of June 30, 2008, our two wholly-owned subsidiaries are MVH Holdings Inc. and Motient Holdings Inc. These two subsidiaries held approximately 88.4% and 86.5% interest in TerreStar Networks and TerreStar Global, respectively. Additionally, as of June 30, 2008, we held approximately 27.7% non-voting interest in SkyTerra, a mobile satellite communications company. As of June 30, 2008, SkyTerra owned approximately 11.1% of TerreStar Networks common stock. Additionally, we own 100% of Port Merger Corp. and CCTV Wireless I, LLC (“CCTV”).
For additional information regarding the business descriptions of the Company’s wholly owned subsidiaries, affiliates and investments, please refer to the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2007.
Liquidity and Capital Resources
In assessing our liquidity, we monitor and analyze our cash on-hand and our operating and capital expenditure commitments. Our principal liquidity needs are to meet our working capital requirements, operating expenses and capital expenditure obligations. Due to the recent delays by Loral in the completion of our TerreStar-I satellite, we believe that we now have sufficient liquidity to conduct operations into the third quarter of 2009. We will likely face a cash deficit beyond that unless we obtain additional capital. We cannot guarantee that financing sources will be available on favorable terms or at all.
Our principal sources of liquidity consist of our existing cash on hand and our recently secured $100 million TerreStar-2 Purchase Money Credit Facility. As of June 30, 2008, including restricted cash, we had $224.1 million of cash on hand. Additionally, approximately $66.8 million remains available under our TerreStar-2 Purchase Money Credit Facility which provides funding for payments related to the construction of our second satellite TerreStar-2. We expect this funding will be adequate for us to complete the construction of TerreStar-2.

TERRESTAR CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
Our short-term liquidity needs are driven by our satellite system construction contracts, the development of terrestrial infrastructure and networks, and the design and development of our handset and chipset. As of June 30, 2008, we have contractual obligations of $201.5 million due within one year, consisting of approximately $118.5 million related to our satellite system, $76.1 million related to our handset, chipset, and terrestrial network, and $6.9 million for operating leases. In addition, we expect to spend between $40 and $50 million to obtain satellite launch insurance prior to the launch of our TerreStar-1 satellite.
In April 2008, TerreStar Networks implemented certain cost reduction measures including a headcount reduction of 79 management and non-management positions across the Company. This reduction will account for savings of approximately 45 percent in base salary expenses. The cost reduction plan is more fully described in Note 10.
We will need to secure significant funding in the future in order to satisfy our contractual obligations and complete the construction, deployment, and rollout of our planned network. We intend to fund our long-term liquidity needs related to operations and ongoing network deployment through the incurrence of indebtedness, equity financings or a combination of these potential sources of liquidity. While we believe that these sources will provide sufficient liquidity for us to meet our future liquidity and capital obligations, our ability to fund these needs will depend on our future performance, which will be subject in part to general economic, financial, regulatory and other factors that are beyond our control, including trends in our industry and technology developments.
Note 2. Significant Accounting Policies

Basis of Presentation and Consolidation
The accompanying condensed consolidated financial statements have been prepared in accordance with the rules and regulations of the SEC. Certain information and disclosures normally included in annual consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted in accordance with these rules and regulations. Therefore, these condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and related notes, contained in our Annual Report on Form 10-K/A for the year ended December 31, 2007.
The condensed consolidated financial statements include the accounts of the Company, its subsidiaries, and TerreStar Canada, a variable interest entity under Financial Accounting Standards Board Financial Interpretation (“FIN”) No. 46(R), “ Consolidation of Variable Interest Entities” - An Interpretation of Accounting Research Bulletin (“ARB”) No. 51. As of January 1, 2008, we consolidated the results of TerreStar Canada into our financial statements. All intercompany accounts are eliminated upon consolidation. Investments in which the Company does not have the ability to exercise significant influence are carried at the lower of cost or estimated realizable value. The Company monitors investments for other than temporary declines in value and makes reductions in value when appropriate.
In the opinion of management, the accompanying condensed consolidated financial statements reflect all adjustments necessary to summarize fairly the Company’s financial position, results of operations and cash flows for the interim periods presented. The operating results for the three and six months ended June 30, 2008 are not necessarily indicative of the results that may be expected for the year ending December 31, 2008.
Reclassifications
Certain reclassifications have been made to the prior period’s financial statements and notes thereto to conform to the current period presentation.
Reference is made to the Company’s Annual Report on Form 10-K/A, filed with the SEC for the year ended December 31, 2007 for a complete set of financial notes.
Use of Accounting Estimates
The preparation of financial statements in conformity with generally accepted accounting principles (“GAAP”) in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
The Company’s most significant estimates relating to its continuing operations include the valuation of stock based compensation and long-lived assets.

TERRESTAR CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
Restricted Cash and Investments
At June 30, 2008, the Company had $5.5 million of restricted cash and investments held in money market escrow accounts. Included in that amount is approximately $2.8 million that is restricted in accordance with the Company’s satellite construction contract. In addition, approximately $2.3 million is restricted in accordance with the Company’s asset purchase agreement with Geologic Solutions, Inc. and Logo Acquisition Corporation, and approximately $0.4 million is restricted in accordance with various leases and security deposits. As of August 8, 2008, approximately $2.0 million of the restricted cash has been released.
Property and Equipment
We record property and equipment, (“P&E”), including leasehold improvements at cost. P&E consists of network equipment, lab equipment, office and computer equipment, internal use software, and leasehold improvements. The satellite and terrestrial network assets under construction primarily include materials, labor, equipment and interest related to the construction and development of our satellite and terrestrial network. Assets under construction are not depreciated until placed into service. Repair and maintenance costs are expensed as incurred.
In accordance with Statement of Position 98-1, “ Accounting for Costs of Computer Software Developed or Obtained for Internal use ” (“SOP 98-1”), we capitalize software developed or obtained for internal use during the application development stage. These costs are included in property and equipment and, when the software is placed in service, are depreciated over an estimated useful life of three years. Costs incurred during the preliminary project stage, as well as maintenance and training costs are expensed as incurred.
The cost of P&E is depreciated on a straight-line basis over the estimated economic useful lives as follows:

Long-Lived Assets	Estimated Useful Life
Network, lab and office equipment	5 years
Computers, software and equipment	3 years
Leasehold improvements	Lesser of lease term or estimated useful life
Definite lived intangible assets	15 years
Satellite and Terrestrial Network Assets Under Construction	15 years (to begin at launch)
Intangible Assets
Intangible assets primarily consist of intangible assets related to Federal Communications Commission (“FCC”) spectrum frequencies and other intellectual property. Definite lived intangible assets are amortized over an estimated economic useful life of fifteen years. Indefinite lived assets are not amortized.
Valuation of Long-Lived and Intangible Assets
We evaluate whether long-lived and intangible assets have been impaired when circumstances indicate the carrying value of those assets may not be recoverable. For such assets, an impairment exists when its carrying value exceeds the sum of estimates of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. When alternative courses of action to recover the carrying amount of an asset are under consideration, a probability-weighted approach is used for developing estimates of future undiscounted cash flows. If the carrying value of the asset is not recoverable based on these estimated future undiscounted cash flows, the impairment loss is measured as the excess of the asset’s carrying value over its fair value, such that the asset’s carrying value is adjusted to its estimated fair value.
Investment in SkyTerra
We have accounted for our investment in SkyTerra at cost in accordance with Accounting Principles Board (“APB”) 18, “ The Equity Method of Accounting for Investments in Common Stock ”. Although our investment in SkyTerra common stock is non-voting, we determined the fair value of our investment based on the trading sales price of SkyTerra shares as listed on the OTC Bulletin Board (“SKYT”). The Company periodically evaluates this and all other investments for other than temporary impairment.

TERRESTAR CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
Income Taxes
On January 1, 2007, the Company adopted Financial Accounting Standard Board (“FASB”) Interpretation No. 48, “ Accounting for Uncertainty in Income Taxes ” (“FIN 48”).
The Company files consolidated income tax returns in the U.S. federal jurisdiction with its U.S. subsidiaries. The Company, along with its U.S. subsidiaries also files tax returns in various state and local jurisdictions. The Company has no periods under audit by the Internal Revenue Service (“IRS”). The statutes of limitations open for the Company’s returns are 2003, 2004, 2005 and 2006. The Company is not aware of any issues for open years that upon examination by a taxing authority are expected to have a material adverse effect on results of operations.
Fair Value of Financial Instruments
The fair value of certain of the Company’s financial instruments, including cash and cash equivalents and other accrued expenses approximate cost because of their short maturities. We value our debt instruments at cost. The fair value of investments is determined using quoted market prices for those securities or similar financial instruments.
Stock Based Compensation
The Company adopted the fair value recognition provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123(R), “ Share Based Payment ” on January 1, 2006. The Company elected the modified prospective transition method provided under SFAS 123(R) and consequently prior period results have not been restated to reflect, and do not include, the impact of SFAS 123(R). Under this transition method, compensation cost associated with stock-based awards recognized beginning in 2006 now includes compensation expense related to the grant date fair value for the remaining unvested portion of stock-based awards granted prior to December 31, 2005 and compensation expense related to stock-based awards granted subsequent to December 31, 2005.
The fair value of options is estimated using the Black-Scholes option-pricing model which considers, among many factors, the expected life of the award and the expected volatility of the Company’s stock price.
Research and Development Costs
All costs of research and development activities are expensed when incurred. Research and development activities consist of costs related to the development of our integrated satellite and terrestrial communications network, salaries, wages and other related costs of personnel engaged in research and development activities, and the costs of intangible assets that are purchased from others for use in research and development activities that have alternative future uses. Costs that are not clearly related to research and development activities or routine in nature are excluded from research and development costs.
Earnings (Loss) per Common Share
The Company accounts for earnings per share in accordance with SFAS No. 128, “ Earnings Per Share. ” Basic earnings (loss) per common share is calculated by dividing income (loss) available to common shareholders by the weighted average number of common shares outstanding during the period. This includes the reported net income (loss) plus the loss attributable to preferred stock dividends and accretion. Diluted earnings (loss) per common share adjusts basic earnings (loss) per common share for the effects of potentially dilutive common shares. Potentially dilutive common shares include the dilutive effects of shares issuable under our equity plans computed using the treasury stock method, and the dilutive effects of shares issuable upon the conversion of our convertible preferred stock computed using the if-converted method. Shares issuable under our equity plans were anti-dilutive in 2008 and 2007 because we incurred a net loss from continuing operations.
Recently Issued Accounting Pronouncements
In September 2006, the FASB issued SFAS No. 157, “ Fair Value Measurements .” SFAS 157 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. SFAS 157 was initially effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years.
In February 2008, the FASB issued FASB Staff Position (“FSP”) No. 157-1, “Application of FASB Statement No. 157 to FASB Statement No. 13 and Other Accounting Pronouncements That Address Fair Value Measurements for Purposes of Lease Classification or Measurements under Statement 13.” FSP 157-1 amends SFAS 157, “ Fair Value Measurements ,” to exclude FASB Statement No. 13, “ Accounting for Leases ” and other accounting pronouncements that address fair value measurements for purposes of lease classification or measurement under Statement No. 13.

TERRESTAR CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
In February, 2008, the FASB issued FSP 157-2, “Effective Date of FASB Statement No. 157”. FSP 157-2 provides a one-year deferral of the effective date of Statement 157 for non-financial assets and non-financial liabilities, except those that are recognized or disclosed in financial statements at fair value at least annually. For non-financial assets and non-financial liabilities subject to the deferral, SFAS 157 will be effective in fiscal years beginning after November 15, 2008 and in interim periods within those fiscal years.
In February 2007, the FASB issued SFAS No. 159, “ The Fair Value Option for Financial Assets and Financial
Liabilities —including an amendment of FASB Statement No. 115.” SFAS 159 provides companies with an option to report selected financial assets and liabilities at fair value. Furthermore, SFAS 159 establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities. SFAS 159 is effective for fiscal years beginning after November 15, 2007. At the effective date, an entity may elect the fair value option for eligible items that exist at that date. The effect of the re-measurement is reported as a cumulative-effect adjustment to opening retained earnings. The Company believes that SFAS 159 will not have a material impact on our financial statements.
In December 2007, the FASB issued SFAS No. 160, “ Non-controlling Interests in Consolidated Financial Statements —An Amendment of ARB No. 51”. SFAS No. 160 requires the recognition of a non-controlling interest (minority interest) as equity in the consolidated financial statements and separate from the parent’s equity. The amount of net income attributable to the non-controlling interest will be included in consolidated net income on the face of the income statement. SFAS No. 160 clarifies that changes in a parent’s ownership interest in a subsidiary that do not result in deconsolidation are equity transactions if the parent retains its controlling financial interest. In addition, this statement requires that a parent recognize a gain or loss in net income when a subsidiary is deconsolidated. Such gain or loss will be measured using the fair value of the non-controlling equity investment on the deconsolidation date. SFAS No. 160 also includes expanded disclosure requirements regarding the interests of the parent and its non-controlling interest. SFAS No. 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Early adoption is prohibited. The potential impact, if any, of the adoption of SFAS No. 160 on our consolidated financial statements is currently not determined.
In December 2007, the FASB issued Statement No. 141 (revised 2007), “ Business Combinations ” (SFAS No. 141R). SFAS No. 141R establishes principles and requirements for how an acquirer in a business combination (i) recognizes and measures in its financial statements the identifiable assets required, the liabilities assumed, and any non-controlling interest in the acquiree, (ii) recognizes and measures the goodwill acquired in a business combination or a gain from a bargain purchase, and (iii) determines what information to disclose to enable users of financial statements to evaluate the nature and financial effects of the business combination. SFAS No. 141R will be applied prospectively to business combinations that have an acquisition date on or after January 1, 2009. The impact of SFAS No. 141R on the Company’s consolidated financial statements will depend on the nature and size of acquisitions, if any, subsequent to the effective date.
In March 2008, the FASB issued Statement No. 161, “ Disclosures about Derivative Instruments and Hedging Activities ”. This Statement establishes, among other things, the disclosure requirements for derivative instruments and for hedging activities. SFAS No. 161 amends and expands the disclosure requirements of Statement No. 133, “Accounting for Derivative Instruments and Hedging Activities”. This Statement requires qualitative disclosures about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts of and gains and losses on derivative instruments, and disclosures about credit-risk-related contingent features in derivative agreements. This Statement shall be effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. This statement is not expected to have an impact on the Company’s consolidated financial statements.
In April 2008, the FASB issued FSP FAS 142-3, “ Determination of the Useful Life of Intangible Assets ,” to revise the factors that an entity should consider to develop renewal or extension assumptions used in determining the useful life of a recognized intangible asset. The FSP amends FASB Statement 142, Goodwill and Other Intangible Assets, to require an entity developing assumptions about renewal or extension to consider its own historical experience in renewing or extending similar arrangements. The purpose of the FSP is to improve consistency between the period of expected cash flows used to measure the fair value of a recognized intangible asset and the useful life of the intangible asset as determined under Statement 142. FSP FAS 142-3 is effective for financial statements issued for fiscal years beginning after December 15, 2008 (January 1, 2009 for a calendar-year entity) and for interim periods within those fiscal years. Early adoption is not permitted. Entities should apply the FSP’s guidance on determining the useful life of an intangible asset prospectively to recognized intangible assets acquired after the FSP’s effective date. However, once effective, the FSP’s disclosure requirements apply prospectively to all recognized intangible assets, including those acquired before the FSP’s effective date. The Company has not determined the impact of the adoption of this statement on its consolidated financial statements.

TERRESTAR CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
In June 2008, the FASB issued FSP Emerging Issues Task Force (“ EITF”) 03-6-1, “ Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities ,” to clarify that all outstanding unvested share-based payment awards that contain non-forfeitable rights to dividends or dividend equivalents, whether paid or unpaid, are participating securities. An entity must include participating securities in its calculation of basic and diluted earnings per share (EPS) pursuant to the two-class method, as described in FASB Statement 128, Earnings per Share. FSP EITF 03-6-1 is effective for financial statements issued for fiscal years beginning after December 15, 2008 (January 1, 2009 for a calendar-year entity) and for interim periods within those fiscal years. Upon adoption, an entity is required to retrospectively adjust its prior-period EPS data, including any amounts related to interim periods, summaries of earnings, and selected financial data. Early application of the FSP is not permitted). FSP EITF 03-6-1 will be effective in fiscal years beginning after December 15, 2008 (January 1, 2009 for a calendar-year entity) and in interim periods within those fiscal years. The Company has not determined the impact of the adoption of this statement on its consolidated financial statements.
In June 2008, a consensus opinion was reached on EITF Issue 08-3, “ Accounting by Lessees for Maintenance Deposits .” The objective of EITF Issue 08-3 is to clarify how a lessee should account for a nonrefundable maintenance deposit made under an agreement accounted for as a lease. EITF Issue 08-3 is effective for financial statements issued for fiscal years beginning after December 15, 2008 and for interim periods within those fiscal years. Early application is not permitted. Entities should recognize the effect of the change for all arrangements that exist at the effective date as a change in accounting principle as of the beginning of the fiscal year the consensus is initially applied. The cumulative effect of the change in accounting principle should be recognized in the opening balance of retained earnings for that fiscal year. This Statement is effective for financial statements issued for fiscal years beginning after December 15, 2008 (January 1, 2009 for a calendar-year entity) and in interim periods within those fiscal years. The Company has not determined the impact of the adoption of this statement on its consolidated financial statements.
Note 3. Property and Equipment
The components of property and equipment as of June 30, 2008 and December 31, 2007 are presented in the table below.

	June 30,	December 31,
	2008	2007
	(in thousands)

Assets Under Construction
Satellite construction in progress	$588,650	$526,140
Terrestrial Network under Construction	44,133	28,866

	632,783	555,006

Assets In Service
Network equipment	2,419	2,385
Lab equipment	9,762	7,905
Office equipment	6,296	5,525
Leasehold Improvements	2,963	2,963

	21,440	18,778
Less accumulated depreciation	(4,834)	(2,633)

Property and equipment, net	$649,389	$571,151

The Company capitalized $14.8 million and $28.7 million of interest expense related to assets under construction for the three and six months ended June 30, 2008, respectively.
Depreciation expense was $1.1 million and $2.2 million for the three and six months ended June 30, 2008 and $0.5 million and $0.8 million for the three and six months ended June 30, 2007.

TERRESTAR CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
Note 4. Intangible Assets
On February 5, 2008, we entered into a spectrum agreement with EchoStar Corporation (“EchoStar Spectrum Agreement”) which provided for the option to acquire Port Corp., a wholly owned subsidiary of EchoStar which held certain 1.4 GHz spectrum licenses in exchange for the issuance of 30 million shares of our common stock. On June 9, 2008, we entered into an agreement with EchoStar to acquire Port Corp. We established a subsidiary, Port Merger Corp., to be the surviving company. As a result of the acquisition, TerreStar owns 100% of Port Merger Corp. which holds the 1.4 GHz licenses we acquired from EchoStar. Simultaneously with the acquisition, of Port Corp., we issued 30 million shares of our common stock to EchoStar.
Additionally on February 5, 2008, we entered into an agreement with certain affiliates of Harbinger Capital Partners (“Harbinger”), which provided for the effective purchase of CCTV Wireless I, LLC, the holder of certain 1.4GHz licenses and related intellectual property, in exchange for the issuance of 1.2 million shares of our Series E junior participating preferred stock, convertible into 30 million shares of our common stock. On June 9, 2008, we consummated the Harbinger Spectrum Agreement.
We accounted for the costs of the 1.4 GHz licenses acquired from EchoStar and Harbinger based on the fair value of our common stock as of the measurement date, June 9, 2008 in accordance with Emerging Issue Task Force No. 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services.” Our Series E preferred stock does not currently trade on the public market; therefore, we measured the costs of the 1.4 GHZ licenses acquired from Harbinger based on the fair value of the underlying common shares. Of the fees paid the Company allocated $2.9 million in association with the acquisition of the 1.4 GHz spectrum licenses.
Intangible assets as of June 30, 2008 and December 31, 2007 are presented in the table below.

	June 30,	December 31,
	2008	2007
	(in thousands)
Indefinite lived intangibles
1.4 GHz spectrum licenses	$268,697	$—

Definite lived intangibles
2 GHz spectrum licenses	208,831	202,324
Intellectual property	36,852	35,704

	245,683	238,028
Less accumulated amortization	(34,638)	(25,772)

Intangible assets, net	$479,742	$212,256

Amortization expense was $4.5 million and $8.9 million for the three and six months ended June 30, 2008 and $4.1 million and $7.1 million for the three and six months ended June 30, 2007. The Company does not amortize its 1.4 GHz spectrum licenses.
Note 5. Investments
We use the cost method to account for our investment in SkyTerra in accordance with Accounting Principles Board Opinion No. 18.
As of June 30, 2008, our SkyTerra investment totaled $222 million which represent 25.5 million SkyTerra shares we plan to distribute as a dividend to our common shareholders and 4.4 million shares we are holding for Series A or B Preferred shareholders who may convert to common stock in the future. Correspondingly, we recognized a dividend liability of $183.4 million related to the shares we plan to dividend to our common shareholders. Our non-voting ownership interest in SkyTerra was 27.7 % as of June 30, 2008.

TERRESTAR CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
Note 6. Accounts Payable and Accrued Expenses
Accounts payable and accrued expenses from continuing operations consist of the following:

	June 30,	December 31,
	2008	2007
	(In thousands)

Accounts payable	$4,709	$18,320
Accrued development expenses	14,528	13,613
Accrued consulting expenses	1,293	5,078
Accrued compensation and benefits	755	2,519
Accrued legal expenses	966	2,122
Accrued operating and other expenses	491	1,068

	$22,742	$42,720

Note 7. Long-Term Debt

TerreStar Notes
On February 14, 2007, TerreStar Networks issued $500 million aggregate principal amount of Senior Secured PIK Notes due 2014 (the “TerreStar Notes”) pursuant to an Indenture (the “Indenture”), among TerreStar Networks, as issuer, the guarantors from time to time party thereto (the “Guarantors”) and U.S. Bank National Association, as trustee.
On February 5, 2008, TerreStar Corporation and TerreStar Networks entered into a Master Investment Agreement (the “EchoStar Investment Agreement”), with EchoStar Corporation (“EchoStar”). The EchoStar Investment Agreement provided for, among other things, the purchase by EchoStar of $50 million of TerreStar Notes in accordance with the First Supplemental Indenture dated February 7, 2008.
The additional $50 million TerreStar Notes were issued at an Issue Price of 93%, resulting in a discount on debt of $3.5 million. The debt discount is being accreted using the effective interest method over the six year term of the notes. For the three and six months ended June 30, 2008, the Company accreted $90,000 and $150,000, respectively, of debt discount related to the TerreStar Notes. No accretion was recognized in 2007.
The TerreStar Notes bear interest from the Date of Issuance at a rate of 15% per annum. If certain milestones are not met, additional interest of up to 1.5% per annum will accrue on the TerreStar Notes. Until and including February 15, 2011, interest on the TerreStar Notes will be payable in additional TerreStar Notes on each February 15 and August 15, starting August 15, 2007. Thereafter, interest on the TerreStar Notes will be payable in cash on February 15 and August 15, starting August 15, 2011.
The TerreStar Notes are secured by a first priority security interest in the assets of TerreStar Networks, subject to certain exceptions, pursuant to a U.S. Security Agreement (the “Security Agreement”), dated as of February 14, 2007, among TerreStar Networks, as issuer, and any entities that may become Guarantors (as defined in the Indenture) in the future under the Indenture in favor of U.S. Bank National Association, as collateral agent. The assets of TerreStar Networks that collateralize the TerreStar Notes amount to $882.7 million as of June 30, 2008, consisting primarily of satellites under construction, property and equipment and cash and cash equivalents.
On February 15, 2008, $40.5 million of interest was converted into additional TerreStar Notes in accordance with the Indenture agreement. As of June 30, 2008 and December 31, 2007, the carrying value of the TerreStar Notes, net of discount including accrued interest, was $660.2 million and $568.0 million, respectively.
The TerreStar Notes are carried at cost on the condensed consolidated balance sheets. The aggregate fair market value of the TerreStar Notes as of June 30, 2008 and December 31, 2007 is approximately $600.8 million and $599.2 million, respectively.

TERRESTAR CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
TerreStar Exchangeable Notes
The EchoStar Investment Agreement also provided for the purchase by EchoStar of $50 million of TerreStar Networks’ newly issued 6.5% Senior Exchangeable PIK Notes due 2014, exchangeable for TerreStar Corporation common stock, at a conversion price of $5.57 per share (the “TerreStar Exchangeable Notes”). In addition, on February 5, 2008, TerreStar Corporation and TerreStar Networks entered into a Master Investment Agreement (the “Harbinger Investment Agreement”), with certain affiliates of Harbinger Capital Partners (“Harbinger”). The Harbinger Investment Agreement provided for, among other things, purchase by Harbinger of $50 million of TerreStar Exchangeable Notes. In connection with the foregoing transactions, certain of our existing investors entered into separate investment agreements (“Shareholder Investment Agreements”) to purchase in the aggregate $50 million of the TerreStar Exchangeable Notes.
On February 7, 2008, TerreStar Networks issued $150 million aggregate principal amount of TerreStar Exchangeable Notes due 2014 pursuant to an Indenture (the “Indenture”), among TerreStar Networks, TerreStar Corporation and certain subsidiaries, as issuer, the guarantors from time to time party thereto (the “Guarantors”) and U.S. Bank National Association, as trustee.
The TerreStar Exchangeable Notes bear interest from February 7, 2008 at a rate of 6 1/2% per annum, payable quarterly. Until and including June 15, 2011, interest on the TerreStar Exchangeable Notes will be payable in additional TerreStar Exchangeable Notes quarterly, starting March 15, 2008. Thereafter, interest on the TerreStar Exchangeable Notes will be payable in cash quarterly, starting June 15, 2011. The TerreStar Exchangeable Notes are scheduled to mature on June 15, 2014.
The TerreStar Exchangeable Notes would rank senior in right of payment to all existing and future subordinated indebtedness; and pari-passu with all other unsubordinated indebtedness. The TerreStar Exchangeable Notes are guaranteed by subsidiaries of TerreStar Networks.
On March 15 and June 15, 2008, $1.0 million and $2.5 million, respectively, of interest was converted into additional TerreStar Exchangeable Notes in accordance with the Indenture agreement. As of June 30, 2008, the carrying value of the TerreStar Exchangeable Notes was $154 million including accrued interest.
The Company analyzed the conversion feature of the TerreStar Exchangeable Notes using the guidance of EITF No. 00-19 —“Accounting For Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock ” and determined that the TerreStar Exchangeable Notes are non-conventional. The conversion option was further analyzed, and the Company determined that all of the criteria of EITF 00-19 were met and consequently, the conversion option, relative to the corresponding notes, was accounted for as an embedded equity derivative.
The TerreStar Exchangeable Notes are carried at cost on the condensed consolidated balance sheets which approximates fair market value.
TerreStar-2 Purchase Money Credit Facility
On February 5, 2008, we entered into a $100 million TerreStar-2 Purchase Money Credit Facility among TerreStar Networks, as the borrower, the guarantor’s party thereto from time to time, U.S. Bank National Association, as collateral agent, and Harbinger and EchoStar, as lenders.
Amounts outstanding under the TerreStar-2 Purchase Money Credit Facility bear interest at a rate of 14% per annum and mature on February 5, 2010. This interest is P-I-K and accrued to the principal balance of the notes.
The TerreStar-2 Purchase Money Credit Facility contains several restrictive covenants customary for credit facilities of this type, including, but not limited to the following: limitations on incurrence of additional indebtedness, limitation on liens, limitation on asset sales of collateral and limitation on transactions with affiliates. The TerreStar-2 Purchase Money Credit Facility also contains certain events of default customary for credit facilities of this type (with customary grace periods, as applicable). If any events of default occur and are not cured within the applicable grace periods or waived, the outstanding loans may be accelerated. The financing will be advanced as required and used to fund the completion of the TerreStar-2 satellite.
Draw down of the TerreStar-2 Purchase Money Credit Facility occurred on March 25 and April 24, 2008 for $13.4 million and $19.8 million, respectively, related to payments to Loral for TerreStar-2 for our satellite under construction. The Company incurs interest on the draw down balance at a rate of 14%. As of June 30, 2008, the carrying value of the TerreStar-2 Purchase Money Credit Facility including accrued interest was $34.2 million. The TerreStar-2 Purchase Money Credit Facility is carried at cost on the condensed consolidated balance sheets, which approximates fair market value.

TERRESTAR CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
Deferred Issuance Costs
The Company incurred total fees of $5.8 million in association with the TerreStar Exchangeable Notes, the TerreStar Notes, the TerreStar-2 Purchase Money Credit Agreement and EchoStar Spectrum Agreement and Harbinger Spectrum Agreements for the 1.4 GHz spectrum as of June 30, 2008. The fees of $5.8 million were evenly allocated between deferred issuance costs which are being amortized and the 1.4 GHz spectrum licenses which are not being amortized.
The Company paid fees of $14.2 million in association with the TerreStar Notes and $2.9 million in association with the TerreStar Notes, TerreStar Exchangeable Notes and TerreStar-2 Purchase Money Credit Facility, respectively, as of June 30, 2008. The fees are being amortized over the life of the notes. Amortization of approximately $0.6 million and $1.2 million was recorded for the three and six months ended June 30, 2008. Amortization of approximately $0.5 million and $0.8 million was recorded for the three and six months ended June 30, 2007.
Leases
As of June 30, 2008, the Company has non-cancelable leases for office space, co-location sites, calibration earth stations, towers and furniture and equipment under operating leases expiring through 2027.
Rent expense, net of sublease income, totaled approximately $5.2 million, $7.4 million, $0.7 million and $1.1 million for the three and six months ended June 30, 2008 and 2007, respectively. Approximately $3.3 million that is included in the three and six months ended June 30, 2008 is related to the lease exit costs as discussed in Note 10. Rent expense is recognized on a straight-line basis over the term of the lease agreement.
Note 8. Stockholders’ Equity

Common Stock
On June 9, 2008 we issued approximately 30 million shares of our common stock pursuant to the closing of the EchoStar Spectrum Purchase Agreement.
During 2008, we exchanged approximately 1.7 million shares of our common stock for approximately 0.9 million shares of TerreStar Networks common stock and 0.3 million shares of TerreStar Global common stock with minority shareholders. Accordingly, our ownership interests in TerreStar Networks and TerreStar Global is approximately 88.4% and 86.5%, respectively, on a non-diluted basis as of June 30, 2008. In addition, the exchanges resulted in an allocation of approximately $0.3 million and $7.7 million to intangible assets for the three and six months ended June 30, 2008.
Preferred Stock
We account for Series A and Series B Cumulative Redeemable Convertible Preferred Stock under Accounting Series Release 268 “ Redeemable Preferred Stocks .” As of June 30, 2008, we had 5.0 million authorized shares of preferred stock, consisting of 0.45 million Series A shares, 0.5 million Series B shares, 1 Series C share, 1 Series D share, 1.9 million Series E shares and approximately 2.1 million shares undesignated.
Series A and B Cumulative Convertible Preferred Stock
The rights, preferences and privileges of the Series A Preferred are contained in Certificates of Designations of the Series A and Series B Cumulative convertible preferred stock which are more fully described in our Annual Report on Form 10-K/A for the year ended December 31, 2007.

TERRESTAR CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
Dividends on Series A and B Preferred Shares
From April 15, 2005 to April 15, 2007, TerreStar Corporation paid cash dividends at a rate of 5.25% per annum on the Series A and Series B Preferred shares. These cash dividends of approximately $42.9 million were placed in an escrow account and were paid in four semi-annual payments to the holders of Series A and B Preferred. Additional dividend payments after April 15, 2007, are due bi-annually in April and October, payable at TerreStar Corporation’s option in cash at a rate of 5.25% per annum or in common stock at a rate of 6.25% per annum through April 15, 2010. Currently, we are unable to pay the Series A dividend in common stock due to our ongoing litigation with certain investors. We anticipate paying the Series A dividend in cash and the Series B in common stock until such time that the Series A litigation is resolved and we satisfy the conditions required to pay the Series A dividend in common stock.
If any shares of Series A and B Preferred remain outstanding on April 15, 2010, TerreStar Corporation is required to redeem such shares for an amount equal to the purchase price paid per share plus any accrued but unpaid dividends on such shares.
Series C and D Preferred Stock
On February 7, 2008, we issued one share of non-voting Series C preferred stock (“Series C preferred”) to Echostar and one share of non-voting Series D preferred stock (“Series D preferred”) to Harbinger at $0.01, par value. These shares are exempt from the registration requirements of the Securities Act of 1933.
The rights, preferences and privileges of the Series C and Series D preferred are contained in Certificates of Designations of the Series C and D preferred stock. The following is a summary of these rights, preferences and privileges:
•	The Series C and Series D holders are not entitled to or permitted to vote on any matter required or permitted to be voted upon by the stockholders of the Corporation.

•	The Series C and Series D Preferred are not convertible into any other class of capital stock of the Company.

•	Series C and Series D preferred stock rank senior and prior to common stock and each other class or series of equity securities of the Company whether issued or issued in the future with respect to payment of dividends, redemption payments, rights upon liquidation, dissolution or winding up of the affairs of the Company. Additionally, the Series C and Series D rank junior to the Series A and Series B Cumulative Convertible preferred stock.

•	In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Company, no distribution shall be made (a) to the holders of any shares of capital stock of the Company ranking junior (with respect to rights upon liquidation, dissolution or winding up) to the Series C and Series D preferred stocks, unless the Series C and Series D Holders shall have received $1,000 per share each, or (b) to the holders of shares of capital stock of the Company ranking on a parity (with respect to rights upon liquidation, dissolution or winding up) with the Series C and Series D preferred stocks, except for distributions made ratably on the Series C and Series D preferred stocks and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

•	By virtue of their ownership of shares of the Series C and Series D preferred stock, EchoStar and Harbinger have consent rights for, among other things, certain sales of assets, making any material change in our line of business, amending or permitting the amendment of our certificate of incorporation, by-laws, or our other organizational documents or any of our subsidiaries, certain acquisitions of assets, certain capital expenditures and consolidations and mergers and rights to appoint directors.
Series E Junior Participating Preferred Stock
Series E Junior Participating preferred stock (the “Junior Preferred Shares”) was issued to Harbinger and its affiliates under the Harbinger Spectrum Agreement. Except as otherwise required under Delaware law, the holders of Junior Preferred Shares are not entitled to vote on any matter required or permitted to be voted on by the stockholders. The holders of Junior Preferred Shares are entitled to participate ratably in any dividends paid on the Common Shares. In the event of a liquidation, the holders of Junior Preferred Shares will be entitled to be paid out of the assets of the Company available for distribution to its stockholders an amount in cash equal to $0.0001 per share (subject to adjustment), before any distribution may be made or any assets distributed in respect of the Common Shares. Subject to certain restrictions related to the change of control provisions under the existing indenture and existing preferred stock, each Junior Preferred Share may be converted into 25 Common Shares (subject to adjustment). There is no restriction in the Certificate of Designations governing the Junior Preferred Shares on the repurchases or redemption of shares by the Company while there is any arrearage in the payment of dividends or sinking fund installments.
On June 9, 2008, we issued 1.2 million shares of our Series E Junior Participating preferred stock to Harbinger, convertible into 30 million shares of our common stock for the effective purchase of CCTV Wireless, LLC, the holder of certain 1.4 GHz licenses. The transaction was consummated on June 10, 2008.

TERRESTAR CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
Common Stock Purchase Warrants
As of June 30, 2008, there were approximately 4.2 million fully vested warrants exercisable for the Company’s common stock outstanding.
The following table summarizes the Company’s warrant activity as of June 30, 2008.

		Weighted-
		average exercise
TerreStar Corporation	Warrants	price per share
Outstanding at January 1, 2008	4,213,400	$9.35
Granted	—	—
Cancelled	—	—
Exercised

Outstanding at June 30, 2008	4,213,400	$9.35

Note 9. Employee Stock Benefit Plans

Stock Options
Effective January 1, 2006, the Company adopted SFAS No. 123 (R), “Share-Based Payment”, an amendment of FASB Statements No. 123 (“SFAS 123(R)”), applying the modified prospective method. As a result of the Company’s decision to adopt using the modified prospective method, prior period results have not been restated. Prior to the adoption of SFAS 123(R), the Company applied the provisions of APB No. 25, “Accounting for Stock Issued to Employees” (“APB 25”) in accounting for its stock-based awards, and accordingly, recognized no compensation costs for its stock option plans other than for instances where APB 25 required variable plan accounting related to performance-based stock options, stock option modifications and restricted stock awards. Under the modified prospective method, SFAS 123(R) applies to new awards and to awards that were outstanding as of December 31, 2005 that are subsequently vested, modified, repurchased or cancelled.
Summary
Through 2007, TerreStar Corporation and TerreStar Networks offered stock options and other long term equity based incentive awards under their respective equity plans to their employees, directors and other service providers. During 2006, TerreStar Corporation adopted the 2006 TerreStar Corporation Equity Incentive Plan (the “2006 Plan”) which replaced the 2002 TerreStar Corporation Plan (the “2002 Plan”). During 2007, the TerreStar Corporation and TerreStar Networks respective Board of Directors and Compensation Committees decided to cease issuing options and other awards under the TerreStar Networks 2002 Stock Incentive Plan (the “2002 TerreStar Networks Plan”) and exchange certain outstanding options under the 2002 TerreStar Networks Plan for options to purchase common stock of TerreStar Corporation under the 2006 Plan. As of June 30, 2008, we now offer stock options and other long-term incentive awards under the following two plans to eligible persons:
•	the 2006 Plan; and

•	the TerreStar Global Ltd. 2007 Share Incentive Plan (the “Global Plan”).

TERRESTAR CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
Our equity-based compensation expense is included in the following areas in the condensed consolidated statement of operations for the periods indicated for the awards outstanding under the 2002 TerreStar Networks Plan, the 2006 Plan, the 2002 Plan, the Global Plan, and warrants issued to purchase TerreStar Global common shares:

	Three months ended June 30, 2008
		2002
		TerreStar			Restricted
	2006 Plan	Networks Plan	Global Plan	Warrants	Stock	Consolidated
	(in thousands)
General and administrative	$—	$(1,399)	$44	$—	$116	$(1,239)
Research and development	—	—	—	—	—	$—

Total stock-based compensation	$—	$(1,399)	$44	$—	$116	$(1,239)

	Six months ended June 30, 2008
		2002
		TerreStar			Restricted
	2006 Plan	Networks Plan	Global Plan	Warrants	Stock	Consolidated
	(in thousands)
General and administrative	$285	$653	$84	$—	$174	$1,196
Research and development	—	39	—	—	—	$39

Total stock-based compensation	$285	$692	$84	$—	$174	$1,235

	Three months ended June 30, 2007
		2002
		TerreStar			Restricted
	2006 Plan	Networks Plan	Global Plan	Warrants	Stock	Consolidated
	(in thousands)
General and administrative	$2,262	$15,279	$—	$—	$167	$17,708
Research and development	1,219	—	—	—	—	$1,219

Total stock-based compensation	$3,481	$15,279	$—	$—	$167	$18,927

	Six months ended June 30, 2007
		2002
		TerreStar			Restricted
	2006 Plan	Networks Plan	Global Plan	Warrants	Stock	Consolidated
	(in thousands)
General and administrative	$2,659	$15,595	$—	$—	$332	$18,586
Research and development	1,219	—	—	—	—	$1,219

Total stock-based compensation	$3,878	$15,595	$—	$—	$332	$19,805

As of June 30, 2008, the total unrecognized stock compensation expense was approximately $9.3 million.

TERRESTAR CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
Restricted Stock Awards
On May 8 and June 27, 2008, the Company issued approximately 0.1 million and 0.6 million shares of restricted stock awards to its employees and certain executives, respectively, of TerreStar Networks under the 2006 Equity Incentive Plan. Fifty percent of the shares vest ninety days following the successful launch and in orbit test check-in of TerreStar-1 satellite and the remaining fifty percent vest upon the first anniversary of the initial vesting date. The fair value of restricted stock awards is based on the stock price at the date of grant. Restricted stock awards are settled in shares of the Company’s common stock after the vesting period.
The following table summarizes our restricted stock activity as of June 30, 2008.

		Weighted-
		average grant
TerreStar Corporation	Restricted Shares	date fair value
Non-vested at January 1, 2008	69,000	$13.35
Granted	767,110	4.26
Cancelled	—	—
Vested	(13,800)	13.35

Non-vested at June 30, 2008	822,310	$4.87

TerreStar Networks 2002 Stock Incentive Plan
In July 2002, the TerreStar Networks’ shareholders approved the 2002 TerreStar Networks Plan (as amended) with 7,707,458 authorized shares of common stock, of which options to purchase 213,763 and 4,260,327 shares of TerreStar Networks’ common stock were outstanding at June 30, 2008 and December 31, 2007, respectively. All of the outstanding options under the 2002 TerreStar Networks Plan have vested. Pursuant to the terms of the adoption of the 2006 Plan (discussed above) no additional options will be issued pursuant to the 2002 TerreStar Networks Plan, and the plan will terminate upon the exercise or termination of the outstanding options.
The following tables summarize our stock option activity for the 2002 TerreStar Networks Plan:

			Aggregate
		Weighted-	Intrinsic
	Options to	average exercise	Value
	acquire shares	price per share	(in thousands)
Outstanding at January 1, 2008	213,763	$7.38	—
Granted	—	—	—
Cancelled	—	—	—
Exercised	—	—	—
Outstanding at June 30, 2008	213,763	$7.38	$4,949

Exercisable at June 30, 2008	213,763	$7.38	$4,949

Options Outstanding			Options Exercisable
		Weighted
		Average
	As of	Contractual	As of
	June 30,	Life	June 30,
Exercise Prices	2008	Remaining	2008
$0.21	52,070	7 years	52,070
$0.70	100,435	4 years	100,435
$24.42	61,258	7 years	61,258

	213,763		213,763

TERRESTAR CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
2002 TerreStar Corporation Plan
The 2002 Plan was initially adopted by the Board of Directors in May 2002 with 5,493,024 authorized shares of common stock, of which options to purchase 231,664 shares of the our common stock were outstanding at June 30, 2008.
2006 TerreStar Corporation Equity Incentive Plan
In April 2006, our shareholders approved the 2006 Plan which was designed to replace both the “2002 Plan” and the “2004 Restricted Stock Plan.” No additional shares were granted under either the 2002 Plan or the 2004 Restricted Stock Plan. The 2006 Plan initially authorized to issue a total of 10,000,000 (and was later amended in October 2007 to increase to 11,000,000) Incentive Stock Options, Non-Qualified Stock Options, Restricted Shares, Performance Shares and Performance Units. As of June 30, 2008, approximately 1.4 million shares remain available to be issued under the Plan.
Under the 2006 Plan, we granted 35,600 non-qualified options to purchase our common stock to a board member on March 14, 2007. These options vest on March 14, 2008 and expire on March 14, 2017, unless fully exercised or terminated earlier.
Under the 2006 Plan, we granted 3.8 million non-qualified options to purchase our common stock to TerreStar Networks employees on May 1, 2007. One-third of the options vest each year over three years starting January 1, 2008 and expires on January 1, 2017, unless fully exercised or terminated earlier.
On May 23, 2007, we cancelled approximately 2.5 million fully vested non-qualified options to purchase TerreStar Networks common stock in exchange for the issuance of approximately 5.3 million fully vested non-qualified options to purchase our common stock. These options were granted to TerreStar Networks employees on May 23, 2007. These options were fully vested and we recognized $14.7 million of total incremental compensation cost related to this exchange for the year ended December 31, 2007. Fifty percent of the options became exercisable on January 1, 2008 and the remaining fifty percent become exercisable on January 1, 2009. The options expire on May 23, 2017, unless fully exercised earlier.
Under the 2006 Plan, we granted 112,500 non-qualified options to purchase our common stock to a former board member on February 12, 2008. These options vested immediately on February 12, 2008 and expire on December 31, 2009, unless fully exercised earlier.
In April 2008, TerreStar Networks implemented certain cost reduction measures which resulted in a headcount reduction of 79 management and non-management positions across the Company. As a result we updated our forfeiture rate from 8.6% to 38.6%.
On April 16, 2008, the Company announced the departure of three executives. As part of their severance arrangement, the Company accelerated the vesting date of approximately .9 million and 1.2 million options which were initially granted on May 1 and May 23, 2007, respectively, and extended the exercise period of these options by 12 months. Additionally, we granted an additional 145,175 fully vested options to one of the executives.
The fair value of each option and modified award was estimated on the grant date using the Black-Scholes option pricing model. The risk-free interest rate was based on the daily treasury yield curve rates from the U.S. Treasury, adjusted for continuous compounding. The expected-volatility was estimated using TerreStar Corporation and peer company historical volatility and implied volatility. The expected term was estimated using the average of the vesting date and the contractual term of the options.
On June 25, 2008, under the 2006 Plan, we granted 75,000 shares to certain directors as partial compensation for their service on the board of directors. The $1.25 fair value of the award was estimated based on the grant date using the Black-Scholes option pricing model. The risk-free interest rate of 3.48% was based on the daily treasury yield curve rates from the U.S. Treasury, adjusted for continuous compounding. The expected-volatility of 57% was estimated using TerreStar Corporation and peer company historical volatility and implied volatility. The expected term representing 6 years was estimated using the average of the vesting date and the contractual term of the options.

TERRESTAR CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
The following table summarizes the fair values and weighted average assumptions related to the grants under the 2006 Plan.

	February 12,	April 16,	June 25,
Grant dates	2008	2008	2008
Weighted average grant date fair value	$1.78	$0.33 - $0.56	$1.25
Weighted average assumptions:
Risk-free interest rate	1.92%	1.64 - 1.96%	3.48%
Expected volatility	65.0%	65% - 70%	55.0%
Expected dividend yield	—	—	—
Expected term (years)	1.89	1.25 - 2.0	6.0
Options granted and/or modified	112,500	2,248,875	75,000
The following tables summarize our stock option activity for the TerreStar Corporation 2002 and 2006 Plan.

		Weighted-	Aggregate
	Options to	average exercise	Intrinsic Value
	acquire shares	price per share	(in thousands)
Outstanding at January 1, 2008	9,568,911	$11.73	—
Granted	332,675	9.33	—
Cancelled	(1,190,438)	11.31	—
Exercised	—	—	—
Outstanding at June 30, 2008	8,711,148	$11.69	$—

Exercisable at June 30, 2008	4,998,770	$11.93	$—

		Weighted-
	Options to	Average Grant
	acquire shares	Date Fair Value
Non-vested at January 1, 2008	3,942,055	$6.72
Granted	332,675	5.07
Cancelled	(900,351)	6.68
Vested	(2,143,105)	6.44

Non-vested at June 30, 2008	1,231,274	$6.79

Options Outstanding			Options Exercisable
		Weighted
	As of	Average	As of
	June 30,	Contractual Life	June 30,
Exercise Prices	2008	Remaining	2008
$3.00	214	4 years	214
$5.00	112,500	2 years	112,500
$8.85	35,600	9 years	35,600
$11.30	3,086,675	6 years	1,963,401
$11.35	4,962,209	7 years	2,481,105
$11.95	37,500	8 years	37,500
$12.03	75,000	10 years	—
$12.50	110,000	8 years	110,000
$13.35	45,000	8 years	18,000
$17.94	15,000	8 years	9,000
$23.15	86,450	7 years	86,450
$28.70	145,000	7 years	145,000

	8,711,148		4,998,770

TERRESTAR CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
TerreStar Global Ltd. 2007 Share Incentive Plan
Pursuant to the terms of the TerreStar Global Ltd. 2007 Share Incentive Plan (the “Global Plan”), TerreStar Global may issue up to an aggregate of 3.75 million shares of common stock in the form of options or other equity-based incentive awards to directors, officers, employees and service providers.
On July 9, 2007, TerreStar Global granted 1.1 million non-qualified options under the Global Plan, to purchase its common stock to TerreStar Global employees, directors and service providers. One-half of the options vest each year over two years starting January 1, 2008 and expires on July 8, 2017, unless fully exercised or terminated earlier. As of June 30, 2008, approximately 2.6 million shares remain available to be issued under the Global Plan.
The fair value of each option award was estimated on the grant date using the Black-Scholes option pricing model. The risk-free interest rate was based on the daily treasury yield curve rates from the U.S. Treasury, adjusted for continuous compounding. The expected-volatility was estimated using TerreStar Global and peer company historical volatility and implied volatility. The expected term was estimated using the average of the vesting date and the contractual term of the options.
As disclosed in our Form 8-K filed April 18, 2008, the Company announced the departure of four executives. As part of their severance arrangement, the Company accelerated the vesting date of approximately 0.3 million options which were initially granted on July 9, 2007. Additionally, the exercise period for one of these executive’s options was extended by 12 months.
The following tables summarize our stock option activity under the Global Plan.

	Options to	Weighted-
	acquire	average exercise	Aggregate
	shares	price per share	Intrinsic Value
Outstanding at January 1, 2008	1,105,000	$0.42	—
Granted	—	—	—
Cancelled	(10,000)	—	—
Exercised	—	—	—
Outstanding at June 30, 2008	1,095,000	$0.42	—

Exercisable at June 30, 2008	710,000	$0.42	—

	Options to	Weighted-
	acquire	Average Grant
	shares	Date Fair Value
Non-vested at January 1, 2008	1,105,000	$0.29
Granted	—	—
Cancelled	(5,000)	—
Exercised	—	—
Vested	(715,000)

Non-vested at June 30, 2008	385,000	$0.29

Options Outstanding			Options Exercisable
		Weighted
	As of	Average	As of
	June 30,	Contractual Life	June 30,
Exercise Prices	2008	Remaining	2008
$0.42	1,095,000	4 years	710,000

TERRESTAR CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
Warrants—TerreStar Global
On July 9, 2007, TerreStar Global issued warrants to its board and former board members. These warrants vested immediately and expire on July 9, 2012, or earlier if fully exercised or otherwise cancelled per the warrant agreement’s terms.
The fair value of each warrant was calculated using a Black-Sholes option pricing model. The risk-free rates were developed using Daily Treasury Yield Curve Rates from the U.S. Treasury, adjusted for continuous compounding. The expected volatility was estimated using TerreStar Global and peer company historical average annual volatility. The July 9, 2007 warrants contain a provision that violates the basic characteristics of “plain vanilla” options. Specifically, with certain limiting, the warrants are freely transferable. As the warrants are likely to remain outstanding for the entirety of their contractual term, the expected term was determined to equal the contractual term for the July 9, 2007 warrants. As the July 9, 2007 warrants are vested upon issuance, it is expected that none of these shares would be forfeited prior to vesting.
The following table summarizes the TerreStar Global warrants that are outstanding and exercisable as of June 30, 2008.

			Warrants
Warrants Outstanding			Exercisable
		Weighted
	As of	Average	As of
	June 30,	Contractual Life	June 30,
Exercise Prices	2008	Remaining	2008
$0.42	553,100	4 years	553,100
Note 10. Charges Related to Cost Reduction Actions
In April 2008, the Company announced that TerreStar Networks would implement certain cost reduction measures which included costs for employee terminations. Additionally, certain contracts and leases were evaluated under SFAS No. 146, “ Accounting for Costs Associated with Exit or Disposal Activitie s” for their remaining economic benefit and we have established the cease-use- date, and recorded the liability accordingly. This in conjunction with the Company’s ongoing efforts to operate within its currently available capital and focus near term on launching its satellite and developing its handset.
We accounted for these costs in accordance with SFAS No. 112, “ Emplo yers’ Accounting for Postemployment Benefits—an Amendment of FASB Statements No. 5 and 43 ” and SFAS No. 146, “ Accounting for Costs Associated with Exit or Disposal Activities .” Employee termination benefits costs were accounted for under SFAS No. 112. The Company included employee severance, health insurance, and other related payroll benefit costs as employee termination benefit costs. Contract termination costs are accounted for under SFAS No. 146 which includes costs to terminate the contract before the end of its term or costs that will continue to be incurred under the contract for its remaining term without economic benefit to the entity.
The details of these charges are presented in the following table.

(in thousands)
Beginning Liability, January 1, 2008	$2,332

Employee termination benefit costs	6,480
Contract termination costs	8,156
Reduction in deferred rent	(358)
Lease exit costs	3,313

Total incurred expenses	17,591
Cash expenditures through June 30, 2008	(8,707)

Ending Liability, June 30, 2008 (1)	$11,216

(1)	This total liability is included in current and long term deferred rent of $1.3 million and $3.6 million, respectively, and accrued termination costs of approximately $6.3 million.
These costs are included in General and Administrative expenses for the three months ended June 30, 2008.

TERRESTAR CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
Note 11. Income Taxes
On January 1, 2007, the Company adopted Financial Accounting Standards Board Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” (“FIN 48”). The Company has fully reserved its deferred income tax balance as of June 30, 2008.
The Company files consolidated income tax returns in the U.S. federal jurisdiction with its U.S. subsidiaries. The Company, along with its U.S. subsidiaries also files tax returns in various state and local jurisdictions. The Company has no periods under audit by the Internal Revenue Service (“IRS”). The statutes of limitations open for the Company’s returns are 2003, 2004, 2005 and 2006. The Company is not aware of any issues for open years that upon examination by a taxing authority are expected to have a material adverse effect on results of operations.
Note 12. Commitments and Contingencies
As of June 30, 2008, TerreStar has preferred stock obligations for its Series A and Series B preferred stock. If not converted, the entire Series A and Series B preferred stock amount of $408 million will be due on April 15, 2010. Dividend payments on the Series A and Series B are due semi-annually in April and October, payable in cash (at a 5.25% annual interest rate) or in common stock (at a 6.25% annual interest rate) through April 15, 2010. Additionally, the Company has the following contractual commitments and debt obligations as of June 30, 2008:

	TOTAL	< 1 yr	1-3 yrs	3-5 yrs	5+ yrs
	(in thousands)
TerreStar Satellites (1,2)	$255,281	$118,518	$75,639	$6,218	$54,906
Leases	17,409	6,887	7,797	2,418	307
Network Equipment and Services	442,974	76,129	366,845	0	0
Debt Obligations (3)	1,699,343	0	6,354	328,181	1,364,808

Total	$2,415,007	$201,534	$456,635	$336,817	$1,420,021

(1)	Includes approximately $6.3 million remaining of construction payments and approximately $55.1 million of orbital incentive payments for TerreStar 1 if the satellite operates properly over its expected life. Additionally, includes approximately $42.5 million remaining for construction of TerreStar-2 and approximately $47.8 million of orbital incentives.

(2)	We expect to pay $40—$50 million for satellite launch insurance, which is not under contract and not included in the table.

(3)	Debt Obligations are composed of our $550 million TerreStar Notes due 2014, our $150 million TerreStar Exchangeable Notes due 2014, and our current borrowing under our TerreStar-2 Purchase Money Credit Facility due 2014 for our second satellite, including future interest and principle payments.
Note 13. Legal Matters

Litigation Adverse to Highland Capital Management and James Dondero
The Company has, since August of 2005, been engaged in litigation adverse to Highland Capital Management, L.P. (“Highland Capital”), as well as investment funds managed by Highland Capital and James Dondero, the principal owner of Highland Capital and a former director of the Company (Highland Capital, its investment funds, and Mr. Dondero collectively, the “Dondero Affiliates”). Six of the suits were filed by the Dondero Affiliates against the Company or related parties. Of those six suits, four have been finally resolved in favor of the Company; an additional one was dismissed on the Company’s motion and the dismissal is being appealed by the Dondero Affiliates; and one more was recently filed and is the subject of a pending motion to dismiss. In addition, the Company filed two suits against Mr. Dondero and the Dondero Affiliates; both were dismissed on the defendant’s motions, and both remain on appeal or in post-appeal proceedings.
The suit filed by the Dondero Affiliates that remains on appeal was filed on August 16, 2005 by Highland Capital, Highland Equity Focus Fund, L.P., Highland Crusader Offshore Partners, L.P., and Highland Capital Management Services, Inc., in a Texas state district court in Dallas County, Texas, (the “Rescission Litigation”). This suit challenged the validity of the Company’s Series A preferred stock and sought damages and rescission of the Dondero Plaintiff’s $90 million purchase of 90,000 shares of Series A preferred stock. On November 30, 2007, the court granted the Company’s motion for summary judgment and dismissed the suit. The Dondero Affiliates have appealed the dismissal. The Company intends to vigorously defend the judgment through the appeal process.

TERRESTAR CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
The four suits filed by the Dondero Affiliates that have been finally resolved in favor of the Company include:
A suit filed on August 16, 2005 in the Delaware Court of Chancery by Highland Legacy Limited (“Highland Legacy”) against many of the Company’s directors and officers as well as certain third parties. This lawsuit was filed as a derivative action, ostensibly on behalf of the Company. This suit was dismissed by the Court of Chancery on March 17, 2006; Highland Legacy did not appeal, and the judgment of dismissal is accordingly final.
A suit filed on October 7, 2005 in the Delaware Court of Chancery by the same four Dondero Affiliates that filed the Rescission Litigation. This suit sought to enjoin an exchange offer by virtue of which the Company was to exchange its outstanding Series A preferred stock for a new class of Series B preferred stock. The exchange offer was completed and the Dondero Affiliates never set their request for injunction for hearing. After the Dondero Affiliates left this lawsuit dormant for more than two years, it was recently dismissed by the Court on its own motion.
A suit filed on April 24, 2006 in the Delaware Court of Chancery by Highland Select Equity Fund, L.P. (“Highland Select”) against the Company, attempting to compel the production of books and records pursuant to Section 220 of the Delaware General Corporation Law. In July 2006, after trial, the Court of Chancery entered judgment on behalf of the Company, dismissing the suit and awarding costs to the Company. Highland Select appealed to the Delaware Supreme Court. After oral argument, a remand to the Court of Chancery for clarification of certain aspects of its opinion, and the Court of Chancery’s issuance of a Report in response to the request from the Supreme Court, the judgment of the Court of Chancery was affirmed.
A suit filed on June 19, 2006 in a Texas state district court in Travis County, Texas by the same four Dondero Affiliates that filed the Rescission Litigation. This suit sought rescission of the Company’s agreement with SkyTerra Communications, Inc. to exchange shares of MSV, an injunction against the closing of the associated transaction, and rescission of the Company’s consulting agreement with Communications Technology & Advisors (“CTA”). The Company and CTA removed the case to federal court and moved for dismissal. After oral argument on such motions, the United States Magistrate Judge recommended that the United States District Court dismiss the suit. On January 24, 2007, the United States District Court accepted the Magistrate Judge’s recommendation and dismissed the suit. The Dondero Affiliates have not appealed, and the judgment of dismissal accordingly is now final.
The suit that remains pending was filed on February 1, 2008 in the Commercial Division of the New York Supreme Court by the same four Dondero Affiliates that filed the Rescission Litigation. In this suit, the four plaintiffs contend that certain transactions, including the September 2005 exchange offer by virtue of which the Company exchanged its outstanding shares of Series A preferred stock for a new class of Series B preferred stock, caused the occurrence of a Senior Security Trigger Date, supposedly requiring the Company to issue a Senior Security Notice, entitling the Dondero Affiliates to redeem their Series A preferred stock. The Company has filed a motion to dismiss this action; the motion was argued to the court in June, 2008. If the motion is denied, the Company intends to vigorously defend the suit. In addition, the plaintiffs have sought leave to amend their suit to add additional claims including that subsequent events constituted a “change of control” entitling them to redemption of their stock. The Company has opposed the motions for leave to amend.
On October 19, 2005, the Company filed two lawsuits against Mr. Dondero, one in the United States District Court for the Northern Division of Texas and one in Texas state district court in Dallas County, Texas. The petition filed in state court alleges that Mr. Dondero seriously and repeatedly breached his fiduciary duties as a director in order to advance his own personal interests. In the suit tiled in federal court-in which the Dondero Affiliates that were members of Mr. Dondero’s proxy fight group were also named as defendants-the Company alleges that they filed false and misleading Forms 13D in violation of the federal securities laws. The suit filed in federal court was dismissed after the United States District Court ruled that the Company’s complaint was subject to a heightened pleading standard under the Private Securities Litigation Reform Act; the Company, which disagrees with the ruling, elected not to replead, but rather to appeal the dismissal. After briefing and oral argument, a panel of the United States Court of Appeals for the Fifth Circuit ruled that the Company’s claim for injunctive and other non-monetary relief had been mooted by subsequent events including the Dondero Affiliates’ disposition of virtually all of its common stock, and remanded the case to the United States District Court for vacatur of the judgment. The United States District Court subsequently entered a form of amended judgment; the Company has filed a motion to alter or amend portions of that judgment, and is awaiting a decision on that motion. After the initial dismissal of the suit in the United States District Court, the state court entered summary judgment dismissing the fiduciary suit on the ground that the United States District Court’s dismissal of the federal securities lawsuit had a res judicata effect precluding the continued prosecution of state law breach-of- fiduciary-duty claims.

TERRESTAR CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
Sprint Nextel Litigation
On June 25, 2008, Sprint Nextel Corporation (“Sprint”) filed a lawsuit in the United States District Court for the Eastern District of Virginia naming TerreStar Networks Inc. as a defendant. New ICO Satellite Services, G.P. was also named as a defendant (together with TerreStar Networks Inc., the “Defendants”). In this lawsuit, Sprint contends that Defendants owe them reimbursement for certain spectrum relocation costs Sprint has incurred or will incur in connection with relocating incumbent licensees from certain frequencies in the 2 GHz spectrum band. Sprint seeks, among other things, enforcement of certain Federal Communications Commission orders and reimbursement of not less than $100 million from each Defendant.
Note 14. Related Party Transactions
ATC Technologies, LLC—ATC Technologies is a subsidiary of MSV which is owned by SkyTerra. The Company holds approximately 30 million non-voting shares of SkyTerra as of June 30, 2008.
Hughes Network Systems, LLC (“Hughes”)—Andrew Africk served on the Board of Directors of both TerreStar Networks and Hughes during the period covered by this report. In April 2008, Mr. Africk resigned from the Board.
The Company incurred expenses to related parties of $1.2 million and $5.3 million for the three and six months ended June 30, 2008, respectively. Of these amounts, $1.0 million and $4.9 million refers to Hughes for satellite related services and $0.2 million and $0.4 million refers to ATC Technologies for intellectual property related services.
The Company incurred expenses to related parties of $21.4 million and $25.2 million for the three and six months ended June 30, 2007, respectively. Of that amount, $21.2 million and $25.0 million refers to Hughes for satellite related services and $0.2 million and $0.2 million refers to MSV for intellectual property related services.
Note 15. Supplemental Cash Flow Information
Supplemental cash flow information for the six months ended June 30, 2008 and 2007 is presented in the table below.

	Six Months Ended
	June 30,
	(in thousands)
	2008	2007
Non-cash investing and financing activities
Accrued property and equipment	$1,502	$4,566
Interest capitalized on satellites and terrestrial network under construction	$28,684	$8,430
Acquisition of intangible assets funded by issuance of common stock	$7,654	$86,932
Acquisition of SkyTerra shares through exchange of MSV	$—	$139,486
Acquisition of Spectrum by issuance of stock (See Note 8)	$265,800	$—
Deferred financing fees accrued	$70	$857
Spectrum acquisition costs accrued	$70	$—
Accretion of issuance costs on Series A and Series B Preferred	$2,266	$2,084
Interest on TerreStar Notes paid in-kind	$40,495	$—
Interest on TerreStar Exchangeable Notes paid in-kind	$3,567	$—
Interest on TerreStar-2 purchase money credit facility Paid In-Kind	$1,052	$—
Stock dividend to Series B Preferred Shareholders	$9,953	$—
Increase in dividend liability not paid	$732	$1,066
Acquisition of Minority interest funded by issuance of common stock	$1,573	$33,041

Supplemental Cash Flows Information
Interest paid	$—	$7,034
Income taxes paid	$17	$5,686

TERRESTAR CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
Note 16. Subsequent Events
On August 1, 2008, TerreStar announced a nationwide reciprocal roaming agreement with AT&T.